Exhibit 99.1

ESSEX RENTAL CORP. REPORTS 2010 SECOND QUARTER RESULTS

BUFFALO GROVE, IL – July 29, 2010 – Essex Rental Corp. (Nasdaq: ESSX; ESSXW; ESSXU) ("Essex") today announced its unaudited results for the second quarter ended June 30, 2010.  The results are those of Essex Rental Corp. and its wholly owned subsidiaries, including Essex Crane Rental Corp. ("Essex Crane"), its operating subsidiary.  Included below is a comparison of Essex's results of operations for quarter ended June 30, 2010 to the corresponding results for the quarter ended June 30, 2009.

Management Comments on Second Quarter 2010

Ron Schad, President & CEO of Essex, stated, “We are continuing to focus on managing our costs after experiencing the impacts of the worst construction recession in recent history.  Although second quarter 2010 results are down compared to second quarter 2009, we are beginning to see signs of recovery from the recession and a very soft construction cycle.  Business is trending upwards, and we expect to generate improved operating results during the second half of 2010 as compared to the first six months of this year.  Longer term, we believe that the investments we have made in our fleet during 2009 and the beginning of 2010 position us to surpass historic high profitability marks when the construction market recovers.”

Mr. Schad continued, “Our Board of Directors is pleased with the success of our now expired cashless exercise warrant offer.  We were able to both simplify our capital structure and eliminate a substantial amount of the potential dilution caused by the warrants.  Pursuant to the offer, 7.6 million warrants were tendered for cashless exercise into approximately 2.5 million shares of common stock.  The 4.1 million warrants which remain outstanding expire March 4, 2011 and, if exercised, will generate cash proceeds of approximately $20.3 million.  We anticipate that any such proceeds will be used to pay down debt in the short-term and to fund future growth of the business.”

Second Quarter 2010 Overview

Essex’s total rental related revenue for the second quarter of 2010, which includes revenue from equipment rentals, repair and maintenance, and transportation services, but excludes used rental equipment sales, was $7.3 million compared to total rental related revenue of $11.9 million for the quarter ended June 30, 2009.  The decline was primarily due to lower equipment rental revenue driven by both lower utilization rates and rental rate pricing on cranes and attachments which represented 60.1% of total revenue, or $5.4 million for the quarter ended June 30, 2010, compared to 61.0% of total revenue, or $8.9 million for the comparable period in 2009.  Equipment rental income was also impacted by a 24.3% decrease in the average monthly crane rental rate to $16,372 compared to the average monthly crane rental rate of $21,633 for the comparable period in 2009.  The decrease in average crane rental rate was the result of lower rental rate pricing due to anemic demand driven by the weak economy and difficult commercial credit environment.  This was compounded by the expiration of existing rental agreements executed at higher rental rates in the prior years, as well as a change in the mix of cranes on rent.  Approximately one-third of the $5,261 decline in average monthly crane rental rate is due to a change in the mix of cranes on rent.

The crane utilization rate (on a days method) for the quarter ended June 30, 2010 equaled 35.1%, compared to 43.9% in the comparable period in 2009.  Despite this decrease in utilization between the two periods, we have experienced five consecutive months of increasing utilization rates through June 2010 as illustrated by the increase in the crane utilization rate (on days method) to 35.1% for the quarter ended June 30, 2010 from the low 30.0% rate for the first quarter ended March 31, 2010.

Cost of revenues for the quarter ended June 30, 2010 was $7.9 million compared to $9.2 million for the same period in 2009.  The decrease in cost of revenues is due to the lower revenue level, cost reduction initiatives previously disclosed, and a decrease in the number of rental equipment items sold, which were offset by an increase in depreciation expense related to rental equipment purchased during 2009 and 2010.  Excluding the non-cash costs of net book value of rental equipment sold and depreciation expense, costs were $3.6 million for the quarter ended June 30, 2010, compared to $4.0 million for the same period in 2009.

Selling, general and administrative expenses declined to $2.6 million for the quarter ended June 30, 2010 from $2.7 million for the same period in the prior year.  The decrease was primarily due to lower bad debt expense, rental commissions and payroll related expenses as a result of our previously disclosed cost reduction initiatives, which were partially offset by an increase in professional and legal fees associated with the Company’s cashless exercise warrant offer.

Rental EBITDA was $1.0 million for the quarter ended June 30, 2010 compared to $5.1 million for the quarter ended June 30, 2009.  A reconciliation of Rental EBITDA to Income (Loss) from Operations, the closest comparable measure under generally accepted accounting principles, is provided herein.

During the quarter ended June 30, 2010, we sold three older, lower lifting capacity used cranes and attachments with an average lifting capacity of 230 tons.  These sales generated $1.8 million of revenue and contributed $0.4 million of operating profit.  On average, these sales generated in excess of 120% of orderly liquidation value.

Cashless Exchange Warrant Offer and Equity Activity

As previously announced, the Company’s amended cashless exercise warrant offer expired on June 29, 2010.  Pursuant to the offer, the Company retired approximately 7.6 million warrants and, as a result, issued approximately 2.5 million shares of common stock.

Through the date of this release, the Company has received approximately $2.4 million in proceeds from the exercise of 471,908 warrants in exchange for common shares.  The Company would receive approximately $20.3 million of proceeds from the remaining 4.1 million warrants outstanding, if exercised.  The warrants expire on March 4, 2011.

During the first six months of 2010 and through the date of this release, the Company has repurchased 519,905 warrants for approximately $853,000, or $1.64 per warrant.  Since the Company announced its share repurchase program, it has repurchased 63,500 shares of common stock for approximately $292,000 and 2,261,624 warrants for approximately $2.7 million.  The Company suspended its share repurchase program in May 2010 in conjunction with the cashless exercise warrant offer.

Outlook for 2010

Mr. Schad continued, “We expect the second half of 2010 to generate higher revenue and have improved operating results as compared to the first half of 2010.  Infrastructure related projects, including levee reconstruction, continue to be the largest contributor to increasing utilization, but we have seen small increases in utilization rates in almost all sub-markets in which we operate.  We believe that wind power projects will provide good opportunities for growth in the future, but we don’t believe that we will see significant increases to business levels in this niche sub-market until 2011.”

Mr. Schad concluded, “In the short-term, our business is benefitting from the early stages of a recovery and we believe that we have weathered the worst of the challenges that this recent downturn presented.  As we have said in the past, operating results will not return to historical levels until utilization rates significantly increase, enabling rental rates to rise.  We remain confident in the long-term growth of the infrastructure and energy markets in which we operate, and believe that there will be significant demand for our assets for many years to come.  Our assets have retained their value well.  We continue to sell our lower utilized units, which represent excess capacity, for amounts in excess of 120% of orderly liquidation value, we are focusing on maintaining the quality of our fleet, and our capital structure and liquidity are sound, as evidenced by more than $39 million of available borrowing capacity under our revolving credit facility.  We will continue to focus on cash flow management and opportunities to strengthen our earning potential, while maintaining a prudent management posture through a still challenging, but improving, business climate.”

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results tomorrow, July 30, 2010 at 9:00 a.m. ET.  Interested parties may participate in the call by dialing 1-800-585-5263.  Please call in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call (conference ID# 86719830).

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexcrane.com.  To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the website.

About Essex Rental Corp.

Headquartered outside of Chicago, Essex, through its subsidiary, Essex Crane Rental Corp., is one of North America's largest providers of lattice-boom crawler crane and attachment rental services.  With over 350 cranes and attachments in its fleet, Essex supplies cranes for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial construction.

Some of the statements in this press release and other written and oral statements made from time to time by the Company and its representatives are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements.  Important factors that could cause actual results to differ materially from Essex’s expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides (through its subsidiary, Essex Crane), intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexcrane.com.  The factors listed here are not exhaustive.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to Rental EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP.  While management believes that the presentation of Rental EBITDA serves to enhance understanding of Essex's operating performance, Rental EBITDA should be considered in addition to, but not as substitutes for, or more meaningful than, income from operations, the most directly comparable GAAP measures, as an indicator of Essex's operating performance.  Rental EBITDA has been presented as a supplemental disclosure because EBITDA is a widely used measure of performance and basis for valuation.  A reconciliation of Rental EBITDA to income from operations is included in the financial tables accompanying this release.

CONTACT:	-OR-	INVESTOR RELATIONS:
Essex Rental Corp.		The Equity Group Inc.
Martin Kroll		Melissa Dixon
Chief Financial Officer		Senior Account Executive
(847) 215-6502 / mkroll@essexcrane.com		(212) 836-9613 / mdixon@equityny.com
Devin Sullivan
Senior Vice President
(212) 836-9608 / dsullivan@equityny.com

Essex Rental Corp.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
REVENUES
Equipment rentals	$5,438,566	$8,859,104	$10,569,068	$21,079,466
Used rental equipment sales	1,782,538	2,664,782	2,792,919	4,684,853
Transportation	969,109	1,515,115	2,008,167	2,907,790
Equipment repairs and maintenance	855,933	1,494,242	1,983,301	3,209,281

TOTAL REVENUES	9,046,146	14,533,243	17,353,455	31,881,390

COST OF REVENUES
Salaries, payroll taxes and benefits	1,296,685	1,502,691	2,649,916	3,202,102
Depreciation	2,901,722	2,787,032	5,754,125	5,555,237
Net book value of rental equipment sold	1,345,313	2,354,608	2,198,164	4,076,843
Transportation	934,387	1,065,912	1,795,942	2,114,376
Equipment repairs and maintenance	1,072,490	1,092,551	1,960,280	2,475,727
Yard operating expenses	341,239	349,378	649,476	764,794

TOTAL COST OF REVENUES	7,891,836	9,152,172	15,007,903	18,189,079

GROSS PROFIT	1,154,310	5,381,071	2,345,552	13,692,311

Selling, general and administrative expenses	2,628,330	2,728,168	5,128,427	5,833,898
Other depreciation and amortization	220,380	199,481	412,066	409,859

INCOME (LOSS) FROM OPERATIONS	(1,694,400)	2,453,422	(3,194,941)	7,448,554

OTHER INCOME (EXPENSES)
Other income	2,946	166	3,051	199
Interest expense	(1,658,186)	(1,674,283)	(3,277,907)	(3,354,002)
TOTAL OTHER INCOME (EXPENSES)	(1,655,240)	(1,674,117)	(3,274,856)	(3,353,803)

INCOME (LOSS) BEFORE INCOME TAXES	(3,349,640)	779,305	(6,469,797)	4,094,751

PROVISION (BENEFIT) FOR INCOME TAXES	(1,121,115)	307,224	(2,253,533)	1,572,647

NET INCOME (LOSS)	$(2,228,525)	$472,081	$(4,216,264)	$2,522,104

Weighted average shares outstanding:
Basic	14,535,982	14,108,186	14,332,142	14,108,143
Diluted	14,535,982	16,671,916	14,332,142	14,812,624

Earnings (loss) per share:
Basic	$(0.15)	$0.03	$(0.29)	$0.18
Diluted	$(0.15)	$0.03	$(0.29)	$0.17

Essex Rental Corp.
Rental and Utilization Statistics
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Average crane rental rate per month	$16,372	$21,633	$16,967	$22,213

Utilization Statistics - Cranes
"Days" Method Utilization	35.1%	43.9%	32.6%	50.6%
"Hits" Method Utilization	38.8%	48.5%	36.1%	55.5%

(See definitions in the quarterly and annual reports filed with the SEC)

Reconciliation of Income (loss) from Operations
to Total EBITDA and Rental EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Income (loss) from Operations	$(1,694,400)	$2,453,422	$(3,194,941)	$7,448,554
Add: Depreciation	2,901,722	2,787,032	5,754,125	5,555,237
Add: Other depreciation and amortization	220,380	199,481	412,066	409,859
Total EBITDA	1,427,702	5,439,935	2,971,250	13,413,650
Minus: Used rental equipment sales	(1,782,538)	(2,664,782)	(2,792,919)	(4,684,853)
Add: Net book value of rental equipment sold	1,345,313	2,354,608	2,198,164	4,076,843
Rental EBITDA	$990,477	$5,129,761	$2,376,495	$12,805,640

Essex Rental Corp.
Consolidated Balance Sheets

	June 30,	December 31,
	2010	2009
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$502,148	$199,508
Accounts receivable, net of allowances for doubtful accounts and credit memos of $1,231,000 and $1,545,000, respectively	4,806,697	4,973,995
Other receivables	3,504,157	3,791,845
Deferred tax assets	1,657,493	1,724,621
Prepaid expenses and other assets	640,629	410,198
TOTAL CURRENT ASSETS	11,111,124	11,100,167

Rental equipment, net	256,229,690	260,767,678
Property and equipment, net	6,579,085	6,981,660
Spare parts inventory, net	3,671,235	3,556,236
Restricted cash deposits	5,226,400	-
Identifiable finite lived intangibles, net	1,590,268	2,160,239
Loan acquisition costs, net	1,649,719	1,897,177

TOTAL ASSETS	$286,057,521	$286,463,157

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,539,132	$1,790,683
Accrued employee compensation and benefits	707,417	679,078
Accrued taxes	5,343,358	5,663,263
Accrued interest	310,425	303,186
Accrued other expenses	877,323	739,639
Unearned rental revenue	951,250	793,797
Short-term debt obligations	7,214,400	5,170,614
Current portion of capital lease obligation	6,489	6,269
TOTAL CURRENT LIABILITIES	16,949,794	15,146,529

LONG-TERM LIABILITIES
Revolving credit facility	134,561,795	131,919,701
Deferred tax liabilities	59,604,059	62,935,535
Interest rate swap	4,049,670	2,306,294
Capital lease obligation	13,767	17,067
TOTAL LONG-TERM LIABILITIES	198,229,291	197,178,597

TOTAL LIABILITIES	215,179,085	212,325,126

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	-	-
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 17,154,846 shares at June 30, 2010 and 14,124,563 shares at December 31, 2009	1,715	1,412
Paid in capital	86,626,378	84,589,119
Accumulated deficit	(13,238,861)	(9,022,597)
Accumulated other comprehensive loss, net of tax	(2,510,796)	(1,429,903)
TOTAL STOCKHOLDERS' EQUITY	70,878,436	74,138,031

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$286,057,521	$286,463,157